UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2009

VERITEC, INC.
 (Exact name of registrant as specified in its charter)

Nevada	000-15113	95-3954373
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2445 Winnetka Avenue North Golden Valley, MN	55427
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (763) 253-2670

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Since April 2009, The Matthews Group and Jeffrey Hattara made loans to Veritec, Inc. (the “Company”) in the amount of $331,500 and $25,000, respectively. In return, on July 21, 2009, the Company’s board of directors (the “Board”) authorized the Company to execute promissory notes to each of The Matthews Group and Jeffrey Hattara with one year maturity dates and annual interest rates of 8%. Each note is convertible at the rate of one (1) share of the Company’s common stock for every $0.33 of indebtedness. The Matthews Group is owned 50% by Van Tran, who serves as the Executive Chairman of the Company’s Board and Treasurer of the Company, and 50% by Larry Johanns, a significant Company stockholder. Mr. Hattara serves as the Company’s President, Chief Executive Officer and Chief Financial Officer.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2009 Larry Matthews gave notice to the Board that he had decided to resign his position as a member of the Board.

On July 21, 2009 the Board accepted Mr. Matthews’ resignation and appointed Robert W. Junghans to replace the vacancy created upon Mr. Matthews’ resignation, to serve until the 2009 annual meeting of shareholders of the Company. Mr. Junghans, age 66, is an attorney that has been in private practice in North Oaks, Minnesota for more than 30 years and previously served on the Company’s Board in 1999.

On July 21, 2009, the Company approved the grant of 50,000 shares of common stock of the Company to each of the three Board members that served on the Board during 2008 and 2009; namely, Van Tran, David Reiling, and Laird Powers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERITEC, INC.:
(Registrant)

Date: July 29, 2009

By:  /s/ Jeffery Hattara
      Jeffery Hattara
      President, Chief Executive Officer and
      Chief Financial Officer